Exhibit 10.1

PARTNERSHIP INTEREST PURCHASE AGREEMENT
THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of July 25, 2018 (the “Signing Date”), is entered into among Martin Midstream NGL Holdings, LLC, a Delaware limited liability company (“Martin GP”), and Martin Midstream NGL Holdings II, LLC, a Delaware limited liability company (“Martin LP” and together with Martin GP, the “Martin Parties”), and ONEOK Permian NGL Pipeline GP, L.L.C., a Delaware limited liability company (“ONEOK GP”), and ONEOK Permian NGL Pipeline LP, L.L.C., a Delaware limited liability company (“ONEOK LP” and together with ONEOK GP, the “ONEOK Parties”, and the Martin Parties and the ONEOK Parties together the “Parties”).
RECITALS

A.
Martin GP is a general partner of West Texas LPG Pipeline Limited Partnership, a Texas limited partnership (the “Partnership”), and owns general partner interests constituting 0.2000% of the partnership interests (“GP Interest”) in the Partnership. ONEOK GP owns the remaining general partner interests in the Partnership.

B.
Martin LP is a limited partner of the Partnership and owns limited partner interests in the Partnership constituting 19.8000% of the partnership interests (“LP Interest” and collectively with the GP Interest the “Subject Interests”) in the Partnership. ONEOK LP owns the remaining limited partner interests in the Partnership.

C.	Martin GP desires to sell to ONEOK GP, and ONEOK GP desires to purchase from Martin GP, the GP Interest on the terms and conditions provided in this Agreement.

D.	Martin LP desires to sell to ONEOK LP, and ONEOK LP desires to purchase from Martin LP, the LP Interest on the terms and conditions provided in this Agreement.

E.
Martin GP, Martin LP, ONEOK GP and ONEOK LP, as partners in the Partnership, are subject to that certain First Amended and Restated Limited Partnership Agreement dated May 1, 1999, between the prior general partners and limited partners of the Partnership, as it has been amended by that certain Amendment to First Amended and Restated Limited Partnership Agreement of the West Texas LPG Pipeline Limited Partnership dated to be effective August 8, 2003.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.Purchase and Sale.

(a)Transfer of Subject Interests. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), (i) Martin GP shall sell, assign, transfer and deliver to ONEOK GP, and ONEOK GP shall purchase, acquire and assume from Martin GP, the GP Interest, and (ii) Martin LP shall sell, assign, transfer and deliver to ONEOK LP, and ONEOK LP shall purchase, acquire and assume from Martin LP, the LP Interest.

(b)Purchase Price. The aggregate purchase price for the GP Interests and the LP Interests shall be One Hundred Ninety-Five Million Dollars and no Cents ($195,000,000.00), payable as follows at Closing: (i) ONEOK GP shall pay Martin GP One Million, Nine Hundred and Fifty Thousand Dollars and no Cents ($1,950,000.00) for the GP Interest and (ii) ONEOK LP shall pay Martin LP One Hundred and Ninety-Three Million, and Fifty Thousand Dollars and no Cents ($193,050,000.00) for the LP Interest. Each such amount shall be paid in cash, by wire transfer of immediately available U.S. Dollars in accordance with wire transfer instructions that the Martin Parties shall provide to the ONEOK Parties.

(c)Allocation of Purchase Price.

(i)The Parties agree that, for financial accounting purposes, federal income tax purposes, and any applicable state tax purposes, the purchase price, plus any liabilities treated as amounts realized for U.S. federal income tax purposes, shall be allocated among the Subject Interests and the underlying assets in the Partnership (the “Allocations”). As promptly as practicable, but in no event later than ninety (90) days after the Closing Date, the ONEOK Parties shall prepare and deliver to the Martin Parties a schedule (the “Allocation Schedule”) setting forth the ONEOK Parties’ proposed Allocations. The Martin Parties shall have thirty (30) days to review the Allocation Schedule and shall notify the ONEOK Parties in writing of any disputes with the proposed Allocations as set forth in the Allocation Schedule. If the Martin Parties do not provide notice of any such dispute within such thirty (30) day period, the Martin Parties shall be deemed to have agreed to the Allocations as proposed by the ONEOK Parties. If the Martin Parties provide notice of any such dispute within such thirty (30) day period, the Parties shall negotiate in good faith to resolve any such dispute prior to the date that is sixty (60) days prior to the due date of the tax returns (excluding any extension) that reflect the Allocations. The Allocations as finally determined pursuant to this Section 1(c)(i) shall be incorporated into a final Allocation Schedule (which shall thereafter be the “Allocation Schedule” referenced in this Agreement), and all tax returns filed by any Party and each of their Affiliates shall be prepared consistently with such Allocations. If the Parties are unable to agree on the allocation of the Purchase Price as contemplated above, then each Party may file any related Tax forms required by any Governmental Entity in a manner consistent with such Party’s proposed allocation.

(ii)The Parties shall (A) timely file any related tax forms required by any Governmental Entity on a timely basis consistent with the Allocations set forth in the Allocation Schedule agreed upon in accordance with Section 1(c)(i), (B) be bound by such Allocations for purposes of determining taxes, and (C) prepare and file, and cause its respective Affiliates to prepare and file, its tax returns on a basis consistent with such Allocations. The Parties shall not take, or cause their respective Affiliates to take, any position on their respective federal or applicable state income tax returns or otherwise that is inconsistent with the Allocation Schedule. If, contrary to the intent of the Parties hereto as expressed in this Section 1(c), any Governmental Entity makes or proposes an Allocation inconsistent with the Allocation Schedule, the Parties shall cooperate with each other in good faith to contest such Governmental Entity’s Allocations (or proposed Allocations); provided, however, that, after consultation with the Party adversely affected by such Allocations (or proposed Allocations), the other Party hereto may file such protective claims or tax returns as may be reasonably required to protect its interests; provided further, that neither the Martin Parties or any of their Affiliates nor the ONEOK Parties or any of their Affiliates will be obligated to litigate any challenge to such Allocations of the purchase price by a Governmental Entity.
(d)Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place no later than two

Business Days after the last of the conditions to Closing set forth in Section 2(a) and Section 2(b), have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or such other date agreed to by the Parties in writing (the “Closing Date”). The Parties may consummate the transactions contemplated by this Agreement by facsimile or electronic transmission to the extent to which such transactions may be consummated by facsimile or electronic transmission. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59 p.m. Houston, Texas time on the Closing Date.

(e)Transfer Taxes. The Martin Parties shall be responsible for 50% and ONEOK Parties shall be responsible for 50% of any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

(f)Tax Matters.

(i)Tax Returns. The ONEOK Parties shall prepare or cause to be prepared and file or cause to be filed any Post-Closing Tax Returns with respect to the Partnership. The ONEOK Parties shall pay (or cause to be paid) any Post-Closing Taxes.

(ii)Straddle Periods. The ONEOK Parties shall be responsible for, and shall bear and pay, all taxes assessed with respect to the ownership of the Subject Interests relating to the portion of any Straddle Period occurring after the Closing Date. The Martin Parties shall be responsible for, and shall bear and pay, all taxes assessed with respect to the ownership of the Subject Interests relating to the portion of any Straddle Period occurring before and ending on the Closing Date. With respect to any Straddle Period, to the extent permitted by applicable law, the Martin Parties or the ONEOK Parties shall elect to treat the Closing Date as the last day of the applicable tax period. If applicable law shall not permit the Closing Date to be the last day of a tax period, then (i) real or personal property taxes with respect to the assets of the Partnership shall be allocated based on the number of days in the partial periods ending on the Closing Date and beginning after the Closing Date, (ii) taxes based on or in respect of income shall be allocated based on the tax computed on the basis of the taxable income or loss attributable to the Subject Interests for each partial period as determined based on an interim closing of the books as of the close of business on the Closing Date, and records, and (iii) all other taxes shall be allocated on the basis of the actual activities of the Partnership for each partial period as determined from the Partnership’s books and records. The Partnership’s books and records shall be maintained in the ordinary course of business consistent with past practices.

(iii)Straddle Returns/Final Return. The ONEOK Parties shall prepare any Straddle Returns and any Final Return with respect to the Partnership. The ONEOK Parties shall deliver, at least 90 days prior to the due date for filing such Straddle Return or Final Return (including any extension) to the Martin Parties a statement setting forth the amount of tax that the Martin Parties owe in accordance with Section 1(f)(ii), including the allocations of taxable income or loss, if any, and taxes under Section 1(f)(ii), and copies of such Straddle Return and/or Final Return. The Martin Parties shall have the right to review such Straddle Returns and/or Final Return and the allocations of taxable income, if any, and liability for taxes. The Martin Parties will, on or before the date 75 days after their receipt of any Straddle Return, Final Return, allocations of taxable income or loss or statement for taxes, (A) advise the ONEOK Parties in writing of any reasonable changes to any of them and (B) pay to the

ONEOK Parties all tax that the ONEOK Parties claim the Martin Parties owe in accordance with Section 1(f)(ii) in any such statement of taxes other than taxes that would be eliminated due to any changes the Martin Parties suggest pursuant to subsection (A). The Martin Parties and the ONEOK Parties agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of such Straddle Returns or Final Return and allocations of taxable income, if any, and liability for taxes and mutually to consent to the filing as promptly as possible of such Straddle Returns or Final Return. The ONEOK Parties shall deliver to the Martin Parties as soon as possible after the end of the fiscal year during which the Closing Date occurs, but in any event within 30 days of the end of such fiscal year, a statement together with such additional information as may be required by the Martin Parties (or their respective owners) in order to file their federal and state returns reflecting the Partnership’s operations, with a Schedule K-1 to follow thereafter.

(iv)Cooperation on Tax Matters. The ONEOK Parties and the Martin Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of tax returns pursuant to this Section 1(f) and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(v)Audits. The Martin Parties or the ONEOK Parties, as applicable, shall provide commercially reasonable written notice to the other Party of any pending or threatened tax audit, assessment or proceeding that it becomes aware of related to the Subject Interests for whole or partial periods other than Post Closing Tax Periods. Such notice shall contain factual information (to the extent known) describing the asserted tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from or with any tax authority in respect of any such matters. The Martin Parties shall be afforded a reasonable opportunity to participate in Partnership tax audit, assessment or proceeding related to the Subject Interests, other than with respect to Post Closing Tax Periods, at its own expense.

(vi)Tax Refunds. If the Partnership, the ONEOK Parties or any affiliate of the ONEOK Parties receives a refund of any taxes that the Martin Parties are responsible for hereunder, or if the Martin Parties or any affiliate of the Martin Parties receives a refund of any taxes that the ONEOK Parties are responsible for hereunder, the Partnership or the Party receiving such refund shall, within 30 days after receipt of such refund, remit it (less any costs and expenses incurred in obtaining such refund) to the Party who has responsibility for such taxes hereunder. For the purpose of this Section 1(f)(vi), the term “refund” shall include a reduction in tax and the actual use of an overpayment as a credit or other tax offset, and receipt of a refund shall occur upon the filing of a tax return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash. Each Party shall promptly notify the other of any right to claim a refund with respect to taxes for which the other Party is liable pursuant to this Agreement and shall reasonably cooperate (at the expense of the Party entitled to the refund hereunder) in the claim of such refund or other process required to obtain such refund.

(vii)Amended Returns and Retroactive Elections. The ONEOK Parties shall not, and shall not cause or permit the Partnership to, (i) amend any Pre-Closing Tax Return, Final Return or any Straddle Return or (ii) make any tax election that has retroactive effect to any tax period other than a Post-Closing Tax Period, in each such case without the prior written consent of the Martin Parties.

(viii)Defined Terms. Capitalized terms used in this Section 1(f) shall have the meanings set forth below:

A.“Final Return” means a tax return that is required to be filed with respect to any tax period ending on the Closing Date.

B.“Post-Closing Tax” means any tax due with respect to any Post-Closing Tax Return

C.“Post-Closing Tax Period” means any tax period beginning after the Closing Date.

D.“Post-Closing Tax Return” means any tax return that is required to be filed with respect to a Post-Closing Tax Period.

E.“Pre-Closing Tax Return” means any tax return that is required to be filed with respect to any tax period ending before the Closing Date.

F.“Straddle Period” means any tax period that includes but does not end on the Closing Date.

G.“Straddle Return” means a tax return for a Straddle Period.

2.Conditions; Termination of Agreement.

(a)The obligations of the ONEOK Parties to consummate the transactions contemplated by this Agreement shall be subject to the conditions that the Martin Parties shall have satisfied their obligations set forth in Section 3(a).

(b)The obligations of the Martin Parties to consummate the transactions contemplated by this Agreement shall be subject to the condition that the ONEOK Parties shall have satisfied their obligations described in Section 3(b).

(c)If Closing has not occurred on or before July 31, 2018, then, either the Martin Parties on the one hand, or the ONEOK Parties on the other hand may terminate this Agreement upon written notice to the other Parties. In the event of the termination of this Agreement in accordance with this Section 2(c), this Agreement shall be of no further force and effect and the Parties shall have no further obligations to one another pursuant to this Agreement, except that (i) nothing herein shall relieve any Party from liability for any intentional breach of any provision hereof and (ii) the last sentence of Section 6(a) shall survive termination of this Agreement.

(d)From the Signing Date until the Closing, each Party shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Section 2(a) and Section 2(b), as applicable.

3.Closing Activities.

(a)Martin Parties Deliveries. At the Closing, the Martin Parties shall deliver to the ONEOK Parties the following:

(i)The Bill of Sale, Assignment and Transfer of Partnership Interests in the form attached hereto as Exhibit A (the “Assignment”), executed by the Martin Parties.

(ii)Either (A) releases or other documents acceptable to the ONEOK Parties, in their reasonable discretion, reflecting the release of any liens or encumbrances (other than Permitted Encumbrances) arising out of the Credit Facility and affecting the Subject Interests, including without limitation, partial releases (to the extent of the Subject Interests) of the UCC financing statements filed with the Delaware Secretary of State on June 27, 2014, with the initial filing numbers 2014 2546497 and 2014 2546455 (the “2014 Financing Statements”), or (B) a payoff letter or similar letter or written agreement in form acceptable to the ONEOK Parties in their reasonable discretion, reflecting the agreement of the administrative agent under the Credit Facility that partial UCC terminations relating to the 2014 Financing Statements will be filed (or that the ONEOK Parties will be authorized and directed to file such partial UCC terminations) within a reasonable time after Closing, releasing the Subject Interests.

(iii)For each Martin Party, a certificate meeting the requirements of IRS Notice 2018-29 and Treasury Regulations Section 1.1445-2(b) (modified to take into account Section 1446(f) of the Internal Revenue Code of 1986, as amended, and any rules and regulations promulgated thereunder (the “Code”)) that such Martin Party is not a foreign person within the meaning of Section 1446(f) or Section 1445 of the Code.

(b)ONEOK Parties Payment and Delivery. At the Closing, the ONEOK Parties shall:

(i)Make or cause to be made the payments described in Section 1(b).

(ii)Pay an additional $500,000 to the Martin Parties, which will satisfy and pay in full all distributions to which the Martin Parties, or either of them, is or would otherwise be entitled to receive on account of the GP Interest or the LP Interest for the period from July 1, 2018, through July 31, 2018, regardless of the Partnership’s actual financial results during such period.  The amounts payable under this Section 3(b)(ii) are not intended to be and shall not be construed as adjustments to the purchase price, but shall be a deemed distribution from the Partnership in respect of the GP Interest and LP Interest.

(iii)Deliver to the Martin Parties a counterpart of the Assignment, executed by the ONEOK Parties.

4.Other Bids or Proposals. The Martin Parties shall not, and shall not authorize or permit any of their Affiliates or any of their respective representatives or agents to, directly or indirectly, (i)  solicit, initiate, or continue inquiries regarding an Acquisition Proposal (defined below); (ii) enter into discussions or negotiations with, or provide any information to, any person or entity concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Martin Parties shall promptly cease and cause to be terminated, and shall cause their Affiliates and their respective representatives, consultants and agents to promptly cease and cause to be terminated, all existing discussions or negotiations with any persons or entities with respect to an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any person or entity (other than the ONEOK Parties and their Affiliates) concerning the sale or other disposition or transfer of the Subject Interests to a person or entity other than the ONEOK Parties or their Affiliates.

5.Representations and Warranties.

(a)The Martin Parties hereby represent and warrant (on a joint and several basis) to the ONEOK Parties that the representations and warranties of the Martin Parties set forth in Section 6(a) of the Assignment (modified where applicable to refer to this Agreement rather than the Assignment) are true and correct as of the date of this Agreement (except that as of the date of this Agreement the Subject Interests are subject to one of the 2014 Financing Statements, which are to be released pursuant to Section 3(a)(ii) of this Agreement at or prior to Closing), and those representations and warranties are incorporated herein by reference (subject to the exceptions referenced above in regard to the 2014 Financing Statements).

(b)The ONEOK Parties hereby represent and warrant (on a joint and several basis) to the Martin Parties that the representations and warranties of the ONEOK Parties set forth in Section 6(b) of the Assignment (modified where applicable to refer to this Agreement rather than the Assignment) are true and correct as of the date of this Agreement, and those representations and warranties are incorporated herein by reference.

6.Covenants.

(a)Capital Contributions. Notwithstanding anything to the contrary set forth in the Partnership Agreement, or in any resolution, consent, budget or other document, from and after the Signing Date, (i) the Martin Parties shall have no obligation to make any capital contributions to the Partnership, regardless of whether such capital contributions relate to costs or expenses attributable to the period of time prior to the Closing Date or relate to capital calls made prior to the Closing Date (including capital calls made prior to the Signing Date), (ii) the ONEOK Parties agree not to (and agree to cause the Partnership and Operator (as defined in the Partnership Agreement) not to) make any requests for capital contributions from Martin Parties and (iii) the ONEOK Parties agree that the failure by the Martin Parties to make any capital contributions to the Partnership after the Signing Date will not be a breach or default of the Partnership Agreement by the Martin Parties and will not cause the Martin Parties’ partnership interests to be reduced or diluted as a result thereof. For purposes of clarity, if the Purchase Agreement is terminated in accordance with Section 2(c) (the date of such termination, the “Termination Date”), the immediately preceding sentence shall be of no force and effect; however, if the Purchase Agreement is terminated in accordance with Section 2(c), and notwithstanding anything to the contrary set forth in the Partnership Agreement, the ONEOK Parties acknowledge and agree that the Martin Parties shall not be in breach or default of the Partnership Agreement for failure to pay (or delay in payment of) any capital contributions (A) that were due on or prior to the Termination Date or (B) that are due after the Termination Date but the capital call for such capital contributions was delivered on or before the Termination Date, so long as the Martin Parties pay such capital contributions within the later of (1) 15 days from the Termination Date or (2) the due date of such capital contribution.

(b)Records. From and after Closing, the Martin Parties and their Affiliates shall have the right to retain (i) photocopies of all books and records of the Partnership, in each case, relating to periods ending on or prior to the Closing Date (A) as required by any Governmental Entity, or as required by any applicable laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity (“Laws”) or regulatory request or (B) as may be reasonably necessary for the Martin Parties and their Affiliates to perform their respective obligations pursuant to this Agreement and the Assignment, (ii) all books and records prepared in connection with this Agreement and the transaction documents, including any books and records that may be relevant in connection with the defense of disputes arising under this Agreement or the transaction documents, and (iii) any books and records to the extent reasonably necessary to prepare each Martin Party’s or its Affiliates’ financial statements and tax returns (collectively, the “Records”).  Additionally, after the Closing, the ONEOK Parties will grant (and will cause the Partnership to grant) to the Martin Parties (or their representatives) reasonable access following advance notice at all reasonable times to the Records, and will afford the Martin Parties and their Affiliates the right to make copies thereof at such Martin Party’s sole expense, to the extent reasonably necessary (i) to prepare such Martin Party’s or its Affiliates’ financial statements or tax returns or (ii) for the purpose of defending against or prosecuting claims asserted by or against such Martin Party or its Affiliates; provided that such access shall not unreasonably interfere with the business or operations of the ONEOK Parties or its employees. Each ONEOK Party will maintain (and will cause the Partnership to maintain) the Records in accordance with such ONEOK Party’s (or the Partnership’s) document retention policies.

7.Limitations of Liability.

(a)IN NO EVENT SHALL THE MARTIN PARTIES OR THEIR AFFILIATES BE LIABLE TO THE ONEOK PARTIES OR THE PARTNERSHIP FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR INDIRECT (INCLUDING LOSS OF REVENUE, DIMINUTION IN VALUE AND ANY DAMAGES BASED ON A MULTIPLE) DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT, THE ASSIGNMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM THE MARTIN PARTIES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE; PROVIDED, HOWEVER, THAT THIS SECTION 7(A) SHALL NOT LIMIT THE ONEOK PARTIES’ RIGHT TO RECOVER FOR ANY SUCH DAMAGES TO THE EXTENT THE ONEOK PARTIES ARE REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY.

(b)In no event shall the Martin Parties’ aggregate liability to the ONEOK Parties or their Affiliates exceed the amount of the Purchase Price, with respect to any breaches of the representations, warranties, covenants and agreements of the Martin Parties contained in this Agreement or the Assignment or otherwise relating to the subject matter of this Agreement, the Assignment, or the transactions contemplated hereby or thereby, regardless of the legal theory under which such liability or obligations may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity.

(c)IN NO EVENT SHALL THE ONEOK PARTIES OR THEIR AFFILIATES BE LIABLE TO THE MARTIN PARTIES OR THE PARTNERSHIP FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR INDIRECT (INCLUDING LOSS OF REVENUE, DIMINUTION IN VALUE AND ANY DAMAGES BASED ON A MULTIPLE) DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT, THE ASSIGNMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM THE ONEOK PARTIES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE; PROVIDED, HOWEVER, THAT THIS SECTION 7(C) SHALL NOT LIMIT THE MARTIN PARTIES’ RIGHT TO RECOVER FOR

ANY SUCH DAMAGES TO THE EXTENT THE MARTIN PARTIES ARE REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY.

8.Miscellaneous.

(a)Definitions. For purposes of this Agreement, (i) “Affiliate” means, with respect to any person or entity, another person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first person or entity (the term “control” and its derivatives with respect to any person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise), (ii) “Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2013, as amended, by and among Martin Operating Partnership L.P., Martin Midstream Partners L.P., the lenders from time to time party thereto, and Royal Bank of Canada, as amended, and all related documents executed or delivered in connection therewith, and (iii) “Governmental Entity” means any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America or any foreign country, or any state, county, municipality or local governmental body or political subdivision or any such other foreign country.

(b)Public Announcements. Prior to making any public announcement with respect to the transactions contemplated hereby, each Party shall provide a copy of the contents of such announcement to the other Party; provided, however, that any Party may make such disclosures or statements as it reasonably believes may be required by applicable Laws, including any rules or regulations of any stock exchange.

(c)Further Assurances. Following the Closing, each Party shall promptly execute and deliver to any other Party any additional instrument or other document that a Party reasonably requests to evidence the transactions contemplated herein.

(d)Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder or in relation to this Agreement or the Assignment shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by e‑mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day (as defined below) if sent after normal business hours of the recipient or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses by their signatures below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8(d)). “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday on which national banks are not open for business in the State of Texas.

(e)Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

(f)Entire Agreement. This Agreement and the Assignment constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(g)Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

(h)Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.

(i)Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(j)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

(k)Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(l)WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement is not performed in accordance with the terms hereof because the Subject Interests are unique in nature. The Parties further agree that each Party shall be entitled to specific performance of any and all terms hereof, including without limitation the Closing obligations of the other Party under this Agreement and, except as otherwise limited herein, each Party shall be entitled to any other remedy to which it is entitled at law or in equity.

(n)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this

Agreement delivered by PDF or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.
MARTIN GP:
Martin Midstream NGL Holdings, LLC, a Delaware limited liability company
By:      /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief Financial Officer
MARTIN LP:
Martin Midstream NGL Holdings II, LLC, a Delaware limited liability company
By:      /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief Financial Officer
Address for Notices to Martin Parties:
Attn: General Counsel
4200 Stone Road
Kilgore, Texas 75662
Phone: (903) 983-6200

ONEOK GP:

ONEOK Permian NGL Pipeline GP, L.L.C.,
a Delaware limited liability company

By:      /s/ Kevin L. Burdick
Name:    Kevin L. Burdick
Title:    Executive Vice President and Chief Operating Officer
ONEOK LP:
ONEOK Permian NGL Pipeline LP, L.L.C.,
a Delaware limited liability company

By:      /s/ Kevin L. Burdick
Name:    Kevin L. Burdick
Title:    Executive Vice President and Chief Operating Officer
Address for Notices to ONEOK Parties:
Attn: General Counsel
100 W. 5th Street
Tulsa, Oklahoma 74103
Stephen.Allen@oneok.com

EXHIBIT A
BILL OF SALE, ASSIGNMENT AND TRANSFER OF
PARTNERSHIP INTERESTS
THIS BILL OF SALE, ASSIGNMENT AND TRANSFER OF PARTNERSHIP INTERESTS (this “Assignment”) dated as of July __, 2018 (the “Effective Date”) is entered into among Martin Midstream NGL Holdings, LLC, a Delaware limited liability company (“Martin GP”), and Martin Midstream NGL Holdings II, LLC, a Delaware limited liability company (“Martin LP” and together with Martin GP, the “Martin Parties”), and ONEOK Permian NGL Pipeline GP, L.L.C., a Delaware limited liability company (“ONEOK GP”), and ONEOK Permian NGL Pipeline LP, L.L.C., a Delaware limited liability company (“ONEOK LP” and together with ONEOK GP, the “ONEOK Parties,” and the Martin Parties and the ONEOK Parties together the “Parties”).
RECITALS

A.
Martin GP is a general partner of West Texas LPG Pipeline Limited Partnership, a Texas limited partnership (the “Partnership”), and owns general partner interests constituting 0.2000% of the partnership interests (“GP Interest”) in the Partnership.

B.	Martin LP is a limited partner of the Partnership and owns limited partner interests in the Partnership constituting 19.8000% of the partnership interests (“LP Interest”) in the Partnership.

C.	The Parties are parties to that certain Partnership Interest Purchase Agreement, dated as of July __, 2018 (as same may be amended, the “Purchase Agreement”).

D.	Martin GP desires to sell to ONEOK GP, and ONEOK GP desires to purchase from Martin GP, the GP Interest on the terms and conditions provided in this Assignment and the Purchase Agreement.

E.	Martin LP desires to sell to ONEOK LP, and ONEOK LP desires to purchase from Martin LP, the LP Interest on the terms and conditions provided in this Assignment and the Purchase Agreement.

F.
Martin GP, Martin LP, ONEOK GP and ONEOK LP, as partners in the Partnership, are subject to that certain First Amended and Restated Limited Partnership Agreement dated May 1, 1999, between the prior general partners and limited partners of the Partnership, as it has been amended by that certain Amendment to First Amended and Restated Limited Partnership Agreement of the West Texas LPG Pipeline Limited Partnership dated to be effective August 8, 2003 (the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Assignment and Transfer - GP Interest.

(a)Martin GP hereby (i) irrevocably and unconditionally sells, assigns, transfers, conveys and delivers to ONEOK GP, free and clear of all liens, claims, charges, security interests or other encumbrances, in each case of any kind or nature (collectively, “Encumbrances”) (other than Permitted Encumbrances), all of Martin GP’s right, title and interest in and to (A) the GP Interest, and all rights, benefits and entitlements represented thereby or associated therewith, and (B) any and all other rights that Martin GP may have as a partner of the Partnership, and (ii) assigns and transfers to ONEOK GP all obligations, liabilities, duties, costs and expenses, known or unknown, foreseeable or unforeseeable, asserted or unasserted, absolute or contingent, arising from, based upon, related to or associated with the GP Interests or Martin GP’s ownership in the Partnership, regardless of whether such obligations, liabilities, duties, costs and expenses arose prior to, on or after the date of this Assignment (collectively, the “GP Interest Obligations”). For purposes of this Assignment, “Permitted Encumbrances” means Encumbrances that may be set forth in the Partnership Agreement and restrictions on transfer under applicable securities Laws.

(b)ONEOK GP hereby (i) accepts the assignment by Martin GP described in Section 1(a) above, free and clear of all Encumbrances, other than Permitted Encumbrances; (ii) agrees to be bound by the Partnership Agreement; and (iii) assumes and agrees to pay, perform and discharge, when due, the GP Interest Obligations.

(c)The Parties agree that Martin GP is withdrawing from the Partnership as a general partner of the Partnership as of the Effective Date.

2.Assignment and Transfer - LP Interest.

(a)Martin LP hereby irrevocably and unconditionally sells, assigns, transfers, conveys and delivers to ONEOK LP, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Martin LP’s right, title and interest in and to (A) the LP Interest and all rights, benefits and entitlements represented thereby or associated therewith, and (B) any and all other rights that Martin LP may have as a partner of the Partnership, and (ii) assigns and transfers to ONEOK LP all obligations, liabilities, duties, costs and expenses, known or unknown, foreseeable or unforeseeable, asserted or unasserted, absolute or contingent, arising from, based upon, related to or associated with the LP Interest or Martin LP’s ownership in the Partnership, regardless of whether such obligations, liabilities, duties, costs and expenses arose prior to, on or after the date of this Assignment (collectively, the “LP Interest Obligations”).

(b)ONEOK LP hereby (i) accepts the assignment by Martin LP described in Section 2(a) above, free and clear of all Encumbrances (other than Permitted Encumbrances); (ii) agrees to be bound by the Partnership Agreement; and (iii) assumes and agrees to pay, perform and discharge, when due, the LP Interest Obligations.

(c)The Parties agree that Martin LP is withdrawing from the Partnership as a limited partner of the Partnership as of the Effective Date.

3.The Partnership. It is the Parties’ intent that this Assignment shall not cause or create any right on the part of any person to cause a winding up or dissolution of the Partnership that is inconsistent with the Partnership Agreement or cause the termination of the Partnership for federal income tax purposes.

4.Instrument of Conveyance. This Agreement is deemed to constitute the bill of sale, deed, endorsement, assignment or other instrument of sale, assignment, transfer, conveyance or delivery as will be necessary in order to vest and effect the sales, assignments, transfers, conveyances and deliveries contemplated hereby.

5.Purchase Price. As a condition to the effectiveness of this Assignment, and simultaneous with the execution and delivery of this Assignment, ONEOK GP is making payment to Martin GP of One Million, Nine Hundred and Fifty Thousand Dollars and no Cents ($1,950,000.00) in immediately available U.S. Dollars, and ONEOK LP is making payment to Martin LP of One Hundred and Ninety-Three Million, and Fifty Thousand Dollars and no Cents ($193,050,000.00) in immediately available U.S. Dollars.

6.Representations and Warranties.

(a)The Martin Parties hereby represent and warrant (on a joint and several basis) to the ONEOK Parties that:

i.(A) each of the Martin Parties has full limited liability company power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and (B) the execution and delivery by the Martin Parties of this Assignment, the performance by the Martin Parties of their obligations hereunder and the consummation by the Martin Parties of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Martin Parties.

ii.(A) Martin GP is the true and lawful owner of the GP Interest and has good and valid title to the same; (B) Martin GP has made no prior assignment or sale of the GP Interest and no other person or entity has any right, title or interest therein except as described in the 2014 Financing Statements; (C) the execution and delivery hereof by Martin GP and the assignment of all its right, title and interest in and to the GP Interest does not conflict, contravene or result in breach of any contract or agreement to which Martin GP is a party or by which it or its property, is bound; (D) no Encumbrances (other than Permitted Encumbrances or Encumbrances that will be terminated at Closing) exist on the date hereof against the GP Interest; and (E) the GP Interest has not been certificated.

iii.(A) Martin LP is the true and lawful owner of the LP Interest and has good and valid title to the same; (B) Martin LP has made no prior assignment or sale of the LP Interest and no other person or entity has any right, title or interest therein except as described in the 2014 Financing Statements; (C) the execution and delivery hereof by Martin LP and the assignment of all its right, title and interest in and to the LP Interest does not conflict, contravene or breach any contract or agreement to which Martin LP is a party or by which it or its property, is bound; (D) no Encumbrances (other than Permitted Encumbrances or Encumbrances that will be terminated at Closing) exist on the date hereof against the LP Interest; and (E) the LP Interest has not been certificated

iv.The Martin Parties are familiar with the business, results of operations, prospects, condition (financial or otherwise) and assets of the Partnership. The Martin

Parties acknowledge and agree that: (A) in making their decision to enter into this Assignment and to consummate the transactions contemplated hereby, the Martin Parties have relied solely upon their own investigation and the express representations and warranties of the ONEOK Parties set forth in Section 6(b) of this Assignment; and (B) none of the ONEOK Parties, nor any other person or entity, has made any representation or warranty as to the ONEOK Parties, the Partnership, the Subject Interests or this Assignment, except as expressly set forth in Section 6(b) of this Assignment.

(b)The ONEOK Parties hereby represent and warrant (on a joint and several basis) to the Martin Parties that:

i. (A) each ONEOK Party has full limited liability company power and authority to enter into this Assignment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and (B) the execution and delivery by the ONEOK Parties of this Assignment, the performance by the ONEOK Parties of their obligations hereunder and the consummation by the ONEOK Parties of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of the ONEOK Parties.

ii.The execution and delivery hereof by the ONEOK Parties, and the performance of the ONEOK Parties of their obligations hereunder, does not conflict, contravene or breach any contract or agreement to which the ONEOK Parties are a party or by which they or their property, is bound.

iii.The ONEOK Parties are acquiring the Subject Interests solely for their own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The ONEOK Parties acknowledge that the Subject Interests are not registered under the Securities Act of 1933, as amended, or any state securities Laws, and that the Subject Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities Laws, as applicable.

iv.The ONEOK Parties are familiar with the business, results of operations, prospects, condition (financial or otherwise) and assets of the Partnership. The ONEOK Parties acknowledge and agree that: (A) in making their decision to enter into this Assignment and to consummate the transactions contemplated hereby, the ONEOK Parties have relied solely upon their own investigation and the express representations and warranties of Martin Parties set forth in Section 6(a) of this Assignment; and (B) none of the Martin Parties, nor any other person or entity, has made any representation or warranty as to the Martin Parties, the Partnership, the Subject Interests or this Assignment, except as expressly set forth in Section 6(a) of this Assignment.

7.Disclaimer. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT OR IN THIS ASSIGNMENT, (I) NEITHER PARTY OR ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, (II) THE

MARTIN PARTIES EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE ONEOK PARTIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES AND (III) THE ONEOK PARTIES EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE MARTIN PARTIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES.

8.Operator. By executing and delivering this Assignment, each of the Martin Parties shall be deemed to have provided a true copy of this Assignment to the Operator (as defined in the Partnership Agreement), as contemplated by the Partnership Agreement.

9.Further Assurances. Each Party shall promptly execute and deliver to any other Party any additional instrument or other document that a Party reasonably requests to evidence the transactions contemplated herein.

10.Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

11.Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Assignment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

12.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS ASSIGNMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.Severability. If any provision of this Assignment is invalid or unenforceable, the balance of this Assignment shall remain in effect.

14.Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Assignment delivered by PDF or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Assignment to be executed by its duly authorized officer as of the date first written above.
MARTIN GP:
Martin Midstream NGL Holdings, LLC,
a Delaware limited liability company
By:
Name:
Title:

MARTIN LP:

Martin Midstream NGL Holdings II, LLC,
a Delaware limited liability company
By:
Name:
Title:

ONEOK GP:
ONEOK Permian NGL Pipeline GP, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ONEOK LP:

ONEOK Permian NGL Pipeline LP, L.L.C.,
a Delaware limited liability company
By:
Name:
Title: